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                                                            Exhibit No. 99.9(b)

                             LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 56 to the Registration Statement) (the "Registration Statement") of MFS(R) Series Trust V (the "Trust") (File Nos. 2-38613 and 811-2031), of my opinion dated January 26, 1998, appearing in Post-Effective Amendment No. 45 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on January 27, 1998.


                                        JAMES R. BORDEWICK, JR
                                        ---------------------------------------
                                        James R. Bordewick, Jr.
                                        Assistant Clerk and Assistant Secretary

Boston, Massachusetts
January 23, 2004